UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2019

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 450 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Enzo Life Sciences, Inc., a subsidiary of Enzo Biochem, Inc. (together, “Enzo”), has entered into a settlement and license agreement (the “Agreement”) with Hologic, Inc. (“Hologic”), Grifols, S.A., and Grifols Diagnostic Solutions Inc. (together, “Grifols”) to settle all outstanding patent disputes among the parties.  The terms of the agreement include one-time payments totaling $14 million to Enzo in exchange for fully paid-up, worldwide licenses to Hologic and Grifols.  The Agreement shall not be considered as an admission of liability or responsibility, or lack thereof, on the part of Enzo, Hologic, or Grifols.  The Agreement is filed with this current report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement and License Agreement as of April 16, 2019 among Enzo Life Sciences, Inc., Hologic, Inc., Grifols Diagnostic Solutions Inc., and Grifols, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: April 22, 2019	By:	/s/ Barry W. Weiner
Barry W. Weiner
President